Exhibit 10.18

Name:______________________________	No. of Restricted Shares:________________

1ST CONSTITUTION BANCORP

RESTRICTED STOCK AGREEMENT

This RESTRICTED STOCK AGREEMENT (this “Agreement”) is made this _____ day of __________, 200__ (the “Award Date”) between 1ST CONSTITUTION BANCORP, a New Jersey corporation (the “Company”) and _______________ (the “Participant”). Capitalized terms used in this Agreement but not defined upon their first usage shall have the meanings ascribed to them in the Company’s 2005 Equity Incentive Plan, as it may be amended from time to time (the “Plan”).

1.      Grant of Restricted Stock. The Company hereby grants to the Participant _____ restricted shares of the Company’s common stock, no par value (the “Restricted Stock”), pursuant to the Plan, subject to the terms and conditions of the Plan, this Agreement, and the Custody Agreement (the “Custody Agreement”) as in effect from time to time by and among the Company, the Participant, and the person or entity designated by the Board of Directors of the Company to serve as custodian thereunder (the “Custodian”).

2.      Incorporation by Reference of the Plan. The Plan is hereby incorporated by reference into this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan and represents and warrants to the Company that the Participant has read and understands the terms and conditions of the Plan. The execution of this Agreement by the Participant constitutes the Participant’s acceptance of and agreement to the terms and conditions of the Plan and this Agreement.

3.      Vesting of Restricted Stock. Unless the Committee provides for earlier vesting, the Restricted Stock shall vest in accordance with the following schedule:

Percentage of Shares	Scheduled Vesting Date

________________	_____anniversary of Award Date
________________	_____anniversary of Award Date

4.	Forfeiture Provisions.

(a)     Termination of Employment Upon Death, Disability or Retirement. Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates by reason of death, disability (as determined by the Committee), or [retirement on or after age____], all unvested shares of Restricted Stock shall become fully vested.

(b)    Termination of Employment For Other Reasons. Upon termination of the Participant’s employment with the Company or its subsidiaries or affiliates for any reason, other than death, disability, or retirement, all unvested shares of Restricted Stock will be forfeited to and reacquired by the Company at no cost to the Company, automatically and immediately.

5.      Rights as a Shareholder. The Participant shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive cash dividends thereon; provided, however, that dividends payable as distributions in full or partial liquidation of the Company or as the result of a merger or any other corporate reorganization shall not be distributed until such time as the Restricted Stock as to which such distribution applies vests.

6.      Certificates. The Participant acknowledges that certificates representing the Restricted Stock, registered in the Participant’s name, shall be issued and delivered to the Custodian and held by the Custodian in custody pursuant to the Custody Agreement and shall not be delivered to the Participant until such Restricted Stock has vested in accordance with Section 3.

                7.      Limits on Transferability. During the period of time that any shares of Restricted Stock are unvested, such unvested shares shall not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, other than by will or the laws of descent and distribution, or to a beneficiary upon the death of the Participant, or as otherwise permitted by the Committee.

8.      Tax Withholding Obligations. In order to satisfy any withholding or similar tax requirements relating to the Restricted Stock, the Company has the right to deduct or withhold from any payroll or other payment to a Participant, or require the Participant to remit to the Company, an appropriate payment or other provision, which may include the withholding of Restricted Stock.

9.      Change in Control. Upon a Change in Control, all non-forfeited unvested shares of Restricted Stock shall become fully vested, subject to compliance with legal and other requirements.

10.    Trading Black Out Policies. The Participant agrees to abide by all trading “black out” policies established from time to time by the Company.

11.    No Employment Rights. Nothing in this Agreement will confer upon the Participant any right to continued employment with the Company or its subsidiaries or affiliates or affect the right of the Company to terminate the employment of the Participant at any time for any reason.

12.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to principals of conflicts of laws, and applicable provisions of federal law.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date and year first above written.

      1ST CONSTITUTION BANCORP

      By:    __________________________________

[Name]

Member of the Compensation Committee

      PARTICIPANT:

      _______________________________

      [NAME]

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